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                                                                    EXHIBIT 23.1

                   [LETTERHEAD OF GRIMSLEY, WHITE & COMPANY]




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


As the independent certified public accountant of Rocky Ford Federal Savings and Loan Association, we hereby consent to the use of our report and to all references to our Firm included in or made part of this Amendment Number One to the Registration Statement.


March 13, 1997



/s/ Grimsley, White & Company
Grimsley, White & Company